SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2002

               eLINEAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27418	76-0478045
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

8800 Jameel Road, Suite 170, Houston, Texas 77040
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 690-0855

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 4.       CHANGES IN REGISTRANT'S INDEPENDENT PUBLIC ACCOUNTANTS

       Effective July 22, 2002, the Company's Board of Directors approved a change in the Company's independent accountant. The independent account who resigned as of July 22, 2002 and had been previously engaged as the principal accountant to audit the Company's financial statements was Aidman, Piser & Company, P.A. Aidman, Piser & Company, P.A.'s reports covered the years ended December 31, 2001 and December 31, 2000. The financial statements of the Company for the periods reported on by Aidman, Piser & Company, P.A. did not contain any adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2001 and 2000, and in connection with the subsequent interim period up to the date of dismissal, there were no disagreements with Aidman, Piser & Company, P.A. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Aidman, Piser & Company, P.A., would have caused Aidman, Piser & Company, P.A. to make reference to the matter in their report. Aidman, Piser & Company, P.A. has not reported on financial statements for any subsequent periods after December 31, 2001.

       The Company has retained the accounting firm of Gerald R. Hendricks & Company, P.C. to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, Gerald R. Hendricks & Company, P.C. had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of any prior disagreement between the Company and its previous certifying accountant. Gerald R. Hendricks & Company, P.C. previously served as the Company's independent accountant and reported on the financial statements of the Company for the fiscal years ended December 31, 1999 and 1998. The engagement of Gerald R. Hendricks & Company, P.C. was effective on July 22, 2002.

       The Company has requested that Aidman, Piser & Company, P.A. furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.

ITEM 7:       EXHIBITS
(a)	Exhibit
Item	Title
18.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant herewith files the letter of Aidman, Piser & Company, P.A., former accountants to the Company.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLINEAR, INC.
	Date: July 31, 2002	By: /s/ Jon V. Ludwig Jon V. Ludwig, President